Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS THIRD QUARTER 2015 RESULTS

—Reports Earnings of 69 Cents per Diluted Share—

SANTA ANA, Calif., Oct. 22, 2015 – First American Financial Corporation (NYSE: FAF), a leading global provider of title insurance, settlement services and risk solutions for real estate transactions, today announced financial results for the third quarter ended Sept. 30, 2015.

Current Quarter Highlights

•	Total revenue of $1.4 billion, up 10 percent compared with last year

-	Direct title orders closed were up 3 percent

-	Average revenue per direct title order closed was up 10 percent

•	Title Insurance and Services segment pretax margin of 10.6 percent

•	Commercial revenue of $171.9 million, up 15 percent compared with last year

•	Specialty Insurance segment total revenue was up 7 percent, with a pretax margin of 1.7 percent

-	Includes $3.5 million in claim losses as a result of northern California wildfires

•	Cash flow from operations of $185.3 million compared with $121.3 million last year

Selected Financial Information

($ in millions, except per share data)

	For the Three Months Ended Sept. 30
	2015	2014
Total revenue	$1,383.9	$1,259.7
Income before taxes	115.4	116.0
Net income	$75.5	$80.7
Net income per diluted share	0.69	0.74

Total revenue for the third quarter of 2015 was $1.4 billion, an increase of 10 percent relative to the third quarter of 2014. Net income in the current quarter was $75.5 million, or 69 cents per diluted share, compared with net income of $80.7 million, or 74 cents per diluted share, in the third quarter of 2014. The current quarter results include net realized investment losses of $3.1 million, or 2 cents per diluted share, compared with gains of $14.4 million, or 9 cents per diluted share, in the third quarter of last year.

“Our third-quarter results in the title segment were strong, driven by higher closing activity in the residential purchase market and continued growth in our commercial business,” said Dennis J. Gilmore, chief executive officer at First American Financial Corporation. “Our continued effective management of expenses enabled the title segment to generate strong operating leverage and a pretax margin in line with our 10 to 12 percent target range.

“Earnings in our specialty insurance segment were lower than expected this quarter, primarily due to $3.5 million in claim losses from recent wildfires in northern California. In addition, the losses in our home warranty business were higher than last year, but in line with historical third-quarter claim rates.

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First American Financial Reports Third Quarter 2015 Results

“The Consumer Financial Protection Bureau’s new mortgage disclosure rule went into effect on October 3 and, while it is still too early to evaluate the ultimate impact, we continue to expect temporary delays in closings as the industry adapts to the changes required. Despite these anticipated delays, we are optimistic that the market environment will continue to be favorable in 2016.”

Title Insurance and Services

($ in millions, except average revenue per order)

	For the Three Months Ended Sept. 30
	2015	2014
Total revenue	$1,288.2	$1,165.8
Income before taxes	$137.0	$121.0
Pretax margin	10.6%	10.4%
Direct open orders	310,800	297,500
Direct closed orders	224,000	217,400
U.S. Direct Commercial
Total revenue	$171.9	$149.0
Open orders	34,100	31,000
Closed orders	20,600	19,700
Average revenue per order	$8,400	$7,600

Total revenue for the Title Insurance and Services segment was $1.3 billion, a 10 percent increase from the same quarter of 2014. Direct premiums and escrow fees were up 11 percent from the third quarter of 2014, driven by a 3 percent increase in the number of direct title orders closed in the quarter and a 10 percent increase in the average revenue per direct title order to $2,119. The increase in revenue per direct title order closed was primarily attributable to an increase in the average size of commercial transactions and the number of large commercial deals closed in the quarter, as well as higher residential real estate values. Agent premiums were up 16 percent in the current quarter compared with last year.

Information and other revenue was $161.9 million this quarter, up 1 percent compared with the same quarter of last year. Excluding the $4.0 million impact of a recent acquisition, information and other revenue was down 2 percent from the same period last year, reflecting the continued reduction in demand for the company’s default information products. This decline was significantly offset by higher demand for certain non-insured products and services driven by the increase in transaction activity during the quarter.

Investment income was $25.4 million in the third quarter, up 15 percent from the third quarter of 2014. The increase was primarily attributable to higher interest income driven by growth in average invested balances in the debt securities portfolio. Net realized investment losses totaled $3.1 million in the current quarter, compared with gains of $12.8 million in the third quarter of 2014.

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First American Financial Reports Third Quarter 2015 Results

Personnel costs were $379.5 million in the third quarter, an increase of $33.8 million, or 10 percent, compared with the same quarter of 2014. This increase was primarily attributable to higher incentive compensation expense driven by improved revenue and profitability.

Other operating expenses were $201.8 million in the third quarter, essentially flat compared with the third quarter of 2014. Production-related expenses declined due to a shift in the mix to products with lower production-related expenses as a percentage of revenues, which offset increases in temporary labor costs from higher order volume.

The provision for policy losses and other claims was $71.8 million in the third quarter, or 6.5 percent of title premiums and escrow fees, an increase of $6.7 million compared with the same quarter of the prior year due to an increase in title premiums and escrow fees. The current quarter rate includes an ultimate loss rate of 6.0 percent for the current policy year.

Pretax income for the Title Insurance and Services segment was $137.0 million in the third quarter, compared with $121.0 million in the third quarter of 2014. Pretax margin was 10.6 percent in the current quarter, compared with 10.4 percent last year.

Specialty Insurance

($ in millions)

	For the Three Months Ended Sept. 30
	2015	2014
Total revenue	$101.2	$94.9
Income before taxes	$1.7	$10.4
Pretax margin	1.7%	11.0%

Total revenue for the Specialty Insurance segment was $101.2 million in the third quarter of 2015, an increase of 7 percent compared with the third quarter of 2014. The increase in revenue was primarily driven by higher premiums earned in the home warranty business line. Both the home warranty and property and casualty business lines experienced higher losses in the current quarter, which resulted in a segment loss ratio of 68.7 percent, compared with 59.7 percent in the prior year. The increase in the loss ratio in the home warranty business was primarily attributable to higher claim frequency, as well as higher contract servicing costs. This business experienced unusually low claims activity in the third quarter of last year, while the loss ratio this quarter reflects its typical third-quarter claims experience. In the property and casualty business, the increase in the loss ratio was due to higher claim severity, primarily driven by $3.5 million in losses from the recent wildfires in northern California, partly offset by lower claim frequency. As a result, the pretax margin in the current quarter declined to 1.7 percent from 11.0 percent in the third quarter of 2014.

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First American Financial Reports Third Quarter 2015 Results

Teleconference/Webcast

First American’s third quarter 2015 results will be discussed in more detail on Thursday, Oct. 22, 2015, at 11 a.m. EDT, via teleconference. The toll-free dial-in number is 877-407-8293. Callers from outside the United States may dial 201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through Nov. 5, 2015, by dialing 201-612-7415 and using the conference ID 13621641. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a leading provider of title insurance, settlement services and risk solutions for real estate transactions that traces its heritage back to 1889. First American also provides title plant management services; title and other real property records and images; valuation products and services; home warranty products; property and casualty insurance; and banking, trust and investment advisory services. With revenues of $4.7 billion in 2014, the company offers its products and services directly and through its agents throughout the United States and abroad. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 12 days after the end of each month.

Forward-Looking Statements

Certain statements made in this press release and the related management commentary and responses to investor questions, including but not limited to those related to the impact of the new integrated mortgage disclosure rule; an improving economy; the outlook for the housing market, including sustained growth in the purchase market; outlook for the commercial business; the company’s ability to capitalize on an improving housing market; expense management; and the expected normalized tax rate, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; volatility in the capital markets; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; failures at financial institutions where the company deposits funds; changes in applicable government regulations; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; the Consumer Financial Protection Bureau’s exercise of its broad rulemaking and supervisory powers; compliance with the Consumer Financial Protection Bureau’s integrated disclosure rules; regulation of title insurance rates; reform of government-sponsored mortgage enterprises; limitations on access to public records and other data; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio; expenses of and funding obligations to the pension plan; material variance between actual and expected claims experience; defalcations, increased claims or other costs and

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First American Financial Reports Third Quarter 2015 Results

expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk mitigation efforts; systems damage, failures, interruptions and intrusions, wire transfer errors or unauthorized data disclosures; inability to realize the benefits of the company’s offshore strategy; inability of the company’s subsidiaries to pay dividends or repay funds; inability to realize the benefits of, and challenges arising from, the company’s acquisition strategy; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2015, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including adjusted earnings per share (diluted), adjusted pretax margin, personnel and other operating expense ratios and success ratios. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Investor Contact:	Media Contact:

Craig Barberio	Marcus Ginnaty
Investor Relations	Corporate Communications
First American Financial Corporation	First American Financial Corporation
714-250-5214	714-250-3298

(Additional Financial Data Follows)

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First American Financial Reports Third Quarter 2015 Results

First American Financial Corporation

Summary of Consolidated Financial Results and Selected Information

(in thousands, except per share amounts and title orders)

(unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2015	2014	2015	2014
Total revenues	$1,383,915	$1,259,730	$3,818,788	$3,422,498
Income before income taxes	$115,396	$115,952	$315,966	$227,663
Income tax expense	39,637	35,015	108,831	74,186

Net income	75,759	80,937	207,135	153,477
Less: Net income attributable to noncontrolling interests	217	232	615	454

Net income attributable to the Company	$75,542	$80,705	$206,520	$153,023

Net income per share attributable to stockholders:
Basic	$0.69	$0.75	$1.91	$1.43
Diluted	$0.69	$0.74	$1.88	$1.41
Cash dividends declared per share	$0.25	$0.24	$0.75	$0.60
Weighted average common shares outstanding:
Basic	108,647	107,136	108,284	106,727
Diluted	110,004	108,863	109,706	108,546
Selected Title Information
Title orders opened	310,800	297,500	983,000	886,900
Title orders closed	224,000	217,400	678,100	611,700
Paid title claims	$50,260	$57,160	$205,662	$204,556

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First American Financial Reports Third Quarter 2015 Results

First American Financial Corporation

Selected Balance Sheet Information

(in thousands)

(unaudited)

	September 30, 2015	December 31, 2014
Cash and cash equivalents	$894,430	$1,190,080
Investment portfolio	4,766,051	4,033,892
Goodwill and other intangible assets, net	1,019,437	1,015,757
Total assets	8,121,148	7,666,100
Reserve for claim losses	971,453	1,011,780
Notes and contracts payable	584,952	587,337
Total stockholders’ equity	$2,690,070	$2,572,917

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First American Financial Reports Third Quarter 2015 Results

First American Financial Corporation

Segment Information

(in thousands, unaudited)

For the Three Months Ended September 30, 2015	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$625,652	$527,592	$98,060	$—
Agent premiums	576,450	576,450	—	—
Information and other	162,671	161,882	795	(6)
Net investment income	22,272	25,381	2,336	(5,445)
Net realized investment (losses) gains (1)	(3,130)	(3,149)	19	—

	1,383,915	1,288,156	101,210	(5,451)

Expenses
Personnel costs	400,884	379,509	16,854	4,521
Premiums retained by agents	462,087	462,087	—	—
Other operating expenses	220,623	201,793	12,290	6,540
Provision for policy losses and other claims	139,126	71,768	67,358	—
Depreciation and amortization	21,072	19,753	1,197	122
Premium taxes	17,439	15,612	1,827	—
Interest	7,288	650	—	6,638

	1,268,519	1,151,172	99,526	17,821

Income (loss) before income taxes	$115,396	$136,984	$1,684	$(23,272)

For the Three Months Ended September 30, 2014	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$564,396	$473,443	$90,953	$—
Agent premiums	496,887	496,887	—	—
Information and other	161,227	160,636	596	(5)
Net investment income	22,828	22,048	1,734	(954)
Net realized investment gains (1)	14,392	12,821	1,571	—

	1,259,730	1,165,835	94,854	(959)

Expenses
Personnel costs	365,304	345,751	16,419	3,134
Premiums retained by agents	395,324	395,324	—	—
Other operating expenses	219,536	202,362	10,778	6,396
Provision for policy losses and other claims	119,390	65,073	54,317	—
Depreciation and amortization	24,127	21,879	1,210	1,038
Premium taxes	15,427	13,730	1,697	—
Interest	4,670	716	—	3,954

	1,143,778	1,044,835	84,421	14,522

Income (loss) before income taxes	$115,952	$121,000	$10,433	$(15,481)

(1)	Includes impairment losses recorded in earnings, except for impairments on investments accounted for under the equity method, which are recorded in investment income.

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First American Financial Reports Third Quarter 2015 Results

First American Financial Corporation

Segment Information

(in thousands, unaudited)

For the Nine Months Ended September 30, 2015	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,772,581	$1,490,054	$282,527	$—
Agent premiums	1,495,879	1,495,879	—	—
Information and other	479,849	477,447	2,422	(20)
Net investment income	70,694	73,151	6,552	(9,009)
Net realized investment (losses) gains (1)	(215)	(1,544)	1,897	(568)

	3,818,788	3,534,987	293,398	(9,597)

Expenses
Personnel costs	1,155,500	1,081,340	48,782	25,378
Premiums retained by agents	1,199,375	1,199,375	—	—
Other operating expenses	652,290	595,849	37,010	19,431
Provision for policy losses and other claims	363,550	194,053	169,497	—
Depreciation and amortization	63,389	59,443	3,579	367
Premium taxes	46,920	41,836	5,084	—
Interest	21,798	1,868	—	19,930

	3,502,822	3,173,764	263,952	65,106

Income (loss) before income taxes	$315,966	$361,223	$29,446	$(74,703)

For the Nine Months Ended September 30, 2014	Consolidated	Title Insurance	Specialty Insurance	Corporate (incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,529,391	$1,266,171	$263,220	$—
Agent premiums	1,341,020	1,341,020	—	—
Information and other	464,572	463,036	1,553	(17)
Net investment income	64,254	57,082	5,305	1,867
Net realized investment gains (1)	23,261	19,249	3,101	911

	3,422,498	3,146,558	273,179	2,761

Expenses
Personnel costs	1,045,955	973,249	47,420	25,286
Premiums retained by agents	1,070,260	1,070,260	—	—
Other operating expenses	622,024	569,494	32,606	19,924
Provision for policy losses and other claims	337,739	188,378	149,361	—
Depreciation and amortization	63,879	57,416	3,787	2,676
Premium taxes	41,971	37,332	4,639	—
Interest	13,007	1,955	—	11,052

	3,194,835	2,898,084	237,813	58,938

Income (loss) before income taxes	$227,663	$248,474	$35,366	$(56,177)

(1)	Includes impairment losses recorded in earnings, except for impairments on investments accounted for under the equity method, which are recorded in investment income.

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First American Financial Reports Third Quarter 2015 Results

First American Financial Corporation

Expense and Success Ratio Reconciliation

Title Insurance and Services Segment

($ in thousands, unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2015	2014	2015	2014
Total revenues	$1,288,156	$1,165,835	$3,534,987	$3,146,558
Less: Net realized investment (losses) gains	(3,149)	12,821	(1,544)	19,249
Net investment income	25,381	22,048	73,151	57,082
Premiums retained by agents	462,087	395,324	1,199,375	1,070,260

Net operating revenues	$803,837	$735,642	$2,264,005	$1,999,967

Personnel and other operating expenses	$581,302	$548,113	$1,677,189	$1,542,743
Ratio (% net operating revenues)	72.3%	74.5%	74.1%	77.1%
Ratio (% total revenues)	45.1%	47.0%	47.4%	49.0%
Change in net operating revenues	$68,195		$264,038
Change in personnel and other operating expenses	33,189		134,446
Success Ratio (1)	49%		51%

(1)	Change in personnel and other operating expenses divided by change in net operating revenues

First American Financial Corporation

Pretax Margin Reconciliation

Title Insurance and Services Segment

($ in thousands, unaudited)

	For the Three Months Ended September 30
	2015	2014
GAAP total revenues	$1,288,156	$1,165,835
Less: Net realized investment (losses) gains	(3,149)	12,821

Adjusted total revenues	$1,291,305	$1,153,014

GAAP pretax income	$136,984	$121,000
Less: Net realized investment (losses) gains	(3,149)	12,821

Adjusted pretax income	$140,133	$108,179

GAAP pretax margin	10.6%	10.4%
Adjusted pretax margin	10.9%	9.4%

First American Financial Corporation

Earnings Per Diluted Share (EPS) Reconciliation

(unaudited)

	For the Three Months Ended September 30
	2015	2014
EPS (Diluted)	$0.69	$0.74
Less: Net realized investment (losses) gains per share (after tax)	(0.02)	0.09

Adjusted EPS (Diluted)	$0.71	$0.65

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First American Financial Reports Third Quarter 2015 Results

First American Financial Corporation

Supplemental Direct Title Order Information

(unaudited)

	Q315	Q215	Q115	Q414	Q314
Open Orders per Day
Purchase	2,099	2,324	2,002	1,611	2,033
Refinance	1,629	1,758	2,379	1,627	1,521
Refinance as % of residential orders	44%	43%	54%	50%	43%
Commercial	532	544	532	505	485
Other (1)	596	612	612	522	609

Total open orders per day	4,856	5,238	5,525	4,263	4,648

Closed Orders per Day
Purchase	1,687	1,681	1,247	1,420	1,573
Refinance	1,152	1,420	1,471	1,122	1,113
Refinance as % of residential orders	41%	46%	54%	44%	41%
Commercial	321	325	300	330	308
Other (1)	339	425	386	377	404

Total closed orders per day	3,500	3,852	3,403	3,249	3,397

Average Revenue per Order (ARPO) (2)
Purchase	$2,080	$2,036	$1,921	$1,944	$1,950
Refinance	863	871	880	869	857
Commercial	8,360	8,182	8,117	9,558	7,568
Other (1)	670	477	580	437	480
Total ARPO	$2,119	$1,953	$1,865	$2,171	$1,926
Business Days	64	64	61	63	64

(1)	Includes default and other orders
(2)	U.S. operations only

Totals may not add due to rounding

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